Exhibit 99.1

NEWS

Investor Relations: Sam Ramraj, (626) 302-2540

Media Relations: (626) 302-2255

News@sce.com

Edison International Reports Second-Quarter 2024 Results

●	Second-quarter 2024 GAAP EPS of $1.14; Core EPS of $1.23
●	SCE reaches another milestone in hardening distribution lines in high fire risk areas: 84% of planned hardening complete
●	2025 GRC proceeding on track. Additionally, SCE has reached partial settlements with intervenors
●	Reaffirms 2024 core EPS guidance of $4.75-$5.05
●	Reiterates long-term core EPS growth rate targets of 5%-7% for 2021-2025 and 5%-7% for 2025-2028

ROSEMEAD, Calif., July 25, 2024 — Edison International (NYSE: EIX) today reported second-quarter net income of $439 million, or $1.14 per share, compared to net income of $354 million, or $0.92 per share, in the second quarter of last year. As adjusted, second-quarter core earnings were $475 million, or $1.23 per share, compared to core earnings of $388 million, or $1.01 per share, in the second quarter of last year.

Southern California Edison’s second-quarter 2024 core earnings per share (EPS) increased year over year, primarily due to higher revenue authorized in Track 4 of SCE’s 2021 General Rate Case, an increase in the authorized rate of return resulting from the cost of capital adjustment mechanism, and recognition of previously unrecognized return on rate base related to wildfire restoration efforts. This was partially offset by higher interest expense.

Edison International Parent and Other’s second-quarter 2024 core loss per share was in line with the same period in the prior year.

"With a strong start to the first half of the year, we are confident in reaffirming our 2024 core EPS guidance of $4.75 to $5.05,” said Pedro J. Pizarro, president and CEO of Edison International. “Based on the progress in SCE’s 2025 General Rate Case, including many partial settlements, we are also confident in getting a strong outcome for customers. The funding authorized in the GRC to continue making investments in SCE’s grid is the linchpin for achieving our 2025 EPS guidance and delivering a 5% to 7% EPS CAGR through 2028.”

Pizarro added, “SCE’s latest 10-year load growth forecast calls for 35% higher load growth, far exceeding all prior internal and external forecasts. To prepare for this growth, SCE will need to significantly expand the electric system to ensure a reliable, resilient and ready grid. These substantial investments will provide us with opportunities for continued rate base growth.”

Edison International uses core earnings internally for financial planning and analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International’s earnings results to facilitate comparisons of the company’s performance from period to period. Please see the attached tables to reconcile core earnings to basic GAAP earnings.

Share Repurchase Program

On June 26, 2024, the Edison International Board of Directors authorized a stock repurchase program effective July 29, 2024, for repurchase of up to $200 million of its common stock until Dec. 31, 2025. The repurchase program will be used to offset dilution from common stock issued under the company’s long-term incentive compensation programs and will be funded using the company's working capital.

The timing and the amount of any repurchased common stock will be determined by Edison International's management based on their evaluation of market conditions and other factors. The repurchase program may be executed through various methods, including open market purchases, privately negotiated transactions, and other transactions in accordance with applicable securities laws. Any repurchased shares of common stock will be retired. The repurchase program does not obligate the company to acquire any particular amount of common stock, and it may be suspended or discontinued at any time in its discretion.

2024 Earnings Guidance

The company reaffirmed its earnings guidance range for 2024 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information and assumptions.

	2024 Earnings Guidance		2024 Earnings Guidance
	as of Apr. 30, 2024		as of July 25, 2024
	Low	High	Low	High
EIX Basic EPS	$3.59	$3.89	$3.49	$3.79
Less: Non-core Items*	(1.16)	(1.16)	(1.26)	(1.26)
EIX Core EPS	$4.75	$5.05	$4.75	$5.05

* There were ($485) million, or ($1.26) per share, of non-core items recorded for the six months ended June 30, 2024. Basic EIX EPS guidance only incorporates non-core items to June 30, 2024.

Second-Quarter 2024 Earnings Conference Call and Webcast Details

When:	Thursday, July 25, 1:30-2:30 p.m. (PDT)
Telephone Numbers:	1-888-673-9780 (U.S.) and 1-312-470-0178 (Int'l) — Passcode: Edison
Telephone Replay:	1-866-405-7293 (U.S.) and 1-203-369-0605 (Int’l) — Passcode: 8852
Telephone replay available through Aug. 7 at 6 p.m. (PDT)
Webcast:	edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation and Form 10-Q to the company’s investor relations website. These materials are available at edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, focused on providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility delivering electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Trio (formerly Edison Energy), a portfolio of nonregulated competitive businesses providing integrated sustainability and energy advisory services to large commercial, industrial and institutional organizations in North America and Europe.

Appendix

Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

●	ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance), costs incurred to mitigate the risk of utility equipment causing future wildfires, and increased costs due to supply chain constraints, inflation and rising interest rates;
●	impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on the regulatory approval of operations and maintenance expenses, and proposed capital investment projects;
●	ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan and capital program;
●	risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation;
●	ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS”);
●	risk that California Assembly Bill 1054 (“AB 1054”) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054;
●	risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts;

●	physical security of Edison International’s and SCE’s critical assets and personnel and the cybersecurity of Edison International’s and SCE’s critical information technology systems for grid control, and business, employee and customer data;
●	ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
●	decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
●	potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where SCE's equipment is alleged to be associated with ignition;
●	extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;
●	cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation;
●	ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms;
●	risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
●	risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
●	risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and
●	actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook.

Additional information about risks and uncertainties is contained in Edison International and SCE’s most recent combined Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Report(s) on Form 10-Q filed with the Securities and Exchange commission, including the "Risk Factors" sections. Readers are urged to read this entire release as well as the most recent Form 10-K and Form 10-Q (including information incorporated by reference), and carefully consider the risks, uncertainties, and other factors that affect Edison International's and SCE's businesses. Edison International and SCE post or provide direct links (i) to certain SCE and other parties' regulatory filings and documents with the CPUC and the FERC and certain agency rulings and notices in open proceedings in a section titled "SCE Regulatory Highlights," (ii) to certain documents and information related to Southern California wildfires which may be of interest to investors in a section titled "Southern California Wildfires," and (iii) to presentations, documents and other information that may be of interest to investors in a section titled "Presentations and Updates" at www.edisoninvestor.com in order to publicly disseminate such information.

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Readers should review future reports filed by Edison International and SCE with the SEC.

Second Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended			Six months ended
	June 30,			June 30,
	2024	2023	Change	2024	2023	Change
Earnings (loss) per share available to Edison International
SCE	$1.36	$1.09	$0.27	$1.52	$2.06	$(0.54)
Edison International Parent and Other	(0.22)	(0.17)	(0.05)	(0.41)	(0.33)	(0.08)
Edison International	1.14	0.92	0.22	1.11	1.73	(0.62)
Less: Non-core items
SCE	(0.09)	(0.14)	0.05	(1.26)	(0.46)	(0.80)
Edison International Parent and Other	—	0.05	(0.05)	—	0.09	(0.09)
Total non-core items	(0.09)	(0.09)	—	(1.26)	(0.37)	(0.89)
Core earnings (loss) per share
SCE	1.45	1.23	0.22	2.78	2.52	0.26
Edison International Parent and Other	(0.22)	(0.22)	0.00	(0.41)	(0.42)	0.01
Edison International	$1.23	$1.01	$0.22	$2.37	$2.10	$0.27

Note: Diluted earnings were $1.13 and $0.92 per share for the three months ended June 30, 2024 and 2023, respectively. Diluted earnings were $1.11 and $1.73 per share for the six months ended June 30, 2024 and 2023, respectively.

Second Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three months ended			Six months ended
	June 30,			June 30,
(in millions)	2024	2023	Change	2024	2023	Change
Net income (loss) available to Edison International
SCE	$523	$420	$103	$588	$790	$(202)
Edison International Parent and Other	(84)	(66)	(18)	(160)	(126)	(34)
Edison International	439	354	85	428	664	(236)
Less: Non-core items
SCE[1,2,3,4,5,6]	(36)	(51)	15	(484)	(175)	(309)
Edison International Parent and Other[7]	—	17	(17)	(1)	35	(36)
Total non-core items	(36)	(34)	(2)	(485)	(140)	(345)
Core earnings (loss)
SCE	559	471	88	1,072	965	107
Edison International Parent and Other	(84)	(83)	(1)	(159)	(161)	2
Edison International	$475	$388	$87	$913	$804	$109

1

Includes charges for 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries of $11 million ($8 million after-tax) and $12 million ($8 million after-tax) for the three months ended June 30, 2024 and 2023, respectively, and $478 million ($344 million after-tax) and $102 million ($73 million after-tax) for the six months ended June 30, 2024 and 2023, respectively.

2

Includes charges for Other Wildfires claims and related legal expenses, net of expected insurance and regulatory recoveries of $2 million ($2 million after-tax) and $121 million ($87 million after-tax) for the three and six months ended June 30, 2024, respectively.

3

Includes amortization of SCE's Wildfire Insurance Fund expenses of $37 million ($26 million after-tax) and $53 million ($38 million after-tax) for the three months ended June 30, 2024 and 2023, respectively, and $73 million ($52 million after-tax) and $105 million ($76 million after-tax) for the six months ended June 30, 2024 and 2023, respectively.

4

Includes a charge $30 million ($21 million after-tax) for a probable disallowance related to the reasonableness review of recorded San Onofre Units 2 and 3 decommissioning costs in the 2021 NDCTP for the six months ended June 30, 2023.

5 Includes an insurance recovery of $10 million ($7 million after-tax) related to settlement of an employment litigation matter for the three and six months ended June 30, 2023.

6	Includes a charge related to customer cancellations of certain ECS data services of $17 million ($12 million after-tax) for the three and six months ended June 30, 2023.

7 Includes expected wildfire claims of $1 million ($1 million after-tax) insured by EIS for the six months ended June 30, 2024, and customer revenues of $22 million ($18 million after-tax) and $44 million ($35 million after-tax) related to an EIS insurance contract for the six months ended June 30, 2024 and 2023, respectively.

Consolidated Statements of Income	Edison International

	Three months ended		Six months ended
	June 30,		June 30,
(in millions, except per-share amounts)	2024	2023	2024	2023
Operating revenue	$4,336	$3,964	$8,414	$7,930
Purchased power and fuel	1,234	1,147	2,242	2,465
Operation and maintenance	1,285	1,241	2,602	2,325
Wildfire-related claims, net of insurance recoveries	—	—	615	96
Wildfire Insurance Fund expense	37	53	73	105
Depreciation and amortization	726	650	1,428	1,306
Property and other taxes	154	149	309	289
Total operating expenses	3,436	3,240	7,269	6,586
Operating income	900	724	1,145	1,344
Interest expense	(480)	(392)	(924)	(753)
Other income, net	148	128	286	247
Income before income taxes	568	460	507	838
Income tax expense (benefit)	59	51	(54)	64
Net income	509	409	561	774
Less: Net income attributable to noncontrolling interests - preference stock of SCE	49	29	90	58
Preferred stock dividend requirements of Edison International	21	26	43	52
Net income available to Edison International common shareholders	$439	354	$428	664
Basic earnings per share:
Weighted average shares of common stock outstanding	385	383	385	383
Basic earnings per common share available to Edison International common shareholders	$1.14	0.92	$1.11	$1.73
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	388	385	387	385
Diluted earnings per common share available to Edison International common shareholders	$1.13	0.92	$1.11	$1.73

Consolidated Balance Sheets	Edison International

	June 30,	December 31,
(in millions)	2024	2023
ASSETS
Cash and cash equivalents	$465	$345
Receivables, less allowances of $335 and $360 for uncollectible accounts at respective dates	2,020	2,016
Accrued unbilled revenue	1,007	742
Inventory	534	527
Prepaid expenses	103	112
Regulatory assets	3,910	2,524
Wildfire Insurance Fund contributions	138	204
Other current assets	335	341
Total current assets	8,512	6,811
Nuclear decommissioning trusts	4,292	4,173
Other investments	71	54
Total investments	4,363	4,227
Utility property, plant and equipment, less accumulated depreciation and amortization of $13,587 and $12,910 at respective dates	57,144	55,877
Nonutility property, plant and equipment, less accumulated depreciation of $119 and $114 at respective dates	205	207
Total property, plant and equipment	57,349	56,084
Regulatory assets (include $1,535 and $1,558 related to Variable Interest Entities "VIEs" at respective dates)	8,658	8,897
Wildfire Insurance Fund contributions	1,948	1,951
Operating lease right-of-use assets	1,201	1,221
Long-term insurance receivables	496	501
Other long-term assets	2,291	2,066
Total long-term assets	14,594	14,636

Total assets	$84,818	$81,758

Consolidated Balance Sheets	Edison International

	June 30,	December 31,
(in millions, except share amounts)	2024	2023
LIABILITIES AND EQUITY
Short-term debt	$1,505	$1,077
Current portion of long-term debt	1,698	2,697
Accounts payable	1,892	1,983
Wildfire-related claims	31	30
Customer deposits	443	390
Regulatory liabilities	1,193	763
Current portion of operating lease liabilities	125	120
Other current liabilities	1,387	1,538
Total current liabilities	8,274	8,598
Long-term debt (include $1,492 and $1,515 related to VIEs at respective dates)	33,099	30,316
Deferred income taxes and credits	6,863	6,672
Pensions and benefits	406	415
Asset retirement obligations	2,668	2,666
Regulatory liabilities	9,900	9,420
Operating lease liabilities	1,076	1,101
Wildfire-related claims	1,219	1,368
Other deferred credits and other long-term liabilities	3,445	3,258
Total deferred credits and other liabilities	25,577	24,900
Total liabilities	66,950	63,814
Preferred stock (50,000,000 shares authorized; 1,159,317 and 1,159,317 shares of Series A and 503,454 and 532,454 shares of Series B issued and outstanding at respective dates)	1,645	1,673
Common stock, no par value (800,000,000 shares authorized; 386,099,652 and 383,924,912 shares issued and outstanding at respective dates)	6,461	6,338
Accumulated other comprehensive loss	(8)	(9)
Retained earnings	7,326	7,499
Total Edison International's shareholders' equity	15,424	15,501
Noncontrolling interests – preference stock of SCE	2,444	2,443
Total equity	17,868	17,944

Total liabilities and equity	$84,818	$81,758

Consolidated Statements of Cash Flows	Edison International

	Six months ended June 30,
(in millions)	2024	2023
Cash flows from operating activities:
Net income	$561	$774
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,454	1,371
Allowance for equity during construction	(96)	(75)
Deferred income taxes	(52)	63
Wildfire Insurance Fund amortization expense	73	105
Other	21	30
Nuclear decommissioning trusts	(41)	(60)
Changes in operating assets and liabilities:
Receivables	(66)	(46)
Inventory	(10)	(44)
Accounts payable	101	(415)
Other current assets and liabilities	(444)	(107)
Derivative assets and liabilities, net	(25)	(151)
Regulatory assets and liabilities, net	(106)	(366)
Wildfire-related claims	(148)	(428)
Other noncurrent assets and liabilities	150	61
Net cash provided by operating activities	1,372	712
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $34 and $43 for the respective periods	4,216	4,133
Long-term debt repaid	(1,725)	(1,466)
Short-term debt issued	—	675
Short-term debt repaid	(396)	(1,730)
Common stock issued	12	13
Preferred and preference stock issued, net of issuance cost	345	—
Preferred or preference stock repurchased or redeemed	(378)	—
Commercial paper borrowing, net of repayments	114	198
Dividends and distribution to noncontrolling interests	(88)	(58)
Common stock dividends paid	(595)	(555)
Preferred stock dividends paid	(45)	(52)
Other	105	61
Net cash provided by financing activities	1,565	1,219
Cash flows from investing activities:
Capital expenditures	(2,700)	(2,711)
Proceeds from sale of nuclear decommissioning trust investments	2,477	1,967
Purchases of nuclear decommissioning trust investments	(2,455)	(1,907)
Other	8	1
Net cash used in investing activities	(2,670)	(2,650)
Net increase (decrease) in cash, cash equivalents and restricted cash	267	(719)
Cash, cash equivalents and restricted cash at beginning of period	532	917
Cash, cash equivalents and restricted cash at end of period	$799	$198